Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(13,468,680)
Unrealized Gain (Loss) on Market Value of Futures	10,508,960
Dividend Income	12,600
Interest Income	52,477
ETF Transaction Fees	1,400
Total Income (Loss)	$(2,893,243)

Expenses
General Partner Management Fees	$59,442
Professional Fees	26,969
Brokerage Commissions	13,057
Non-interested Directors' Fees and Expenses	620
Prepaid Insurance Expense	455
Total Expenses	100,543
Expense Waiver	(29,313)
Net Expenses	$71,230
Net Income (Loss)	$(2,964,473)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/17	$97,669,409
Additions (1,700,000 Shares)	20,699,606
Net Income (Loss)	(2,964,473)

Net Asset Value End of Month	$115,404,542
Net Asset Value Per Share (8,900,000 Shares)	$12.97

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612